UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 26, 2007, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), filed a Current Report on Form 8-K (the “Original 8-K”) announcing that on November 19, 2007, Mayer Hoffman McCann P.C.’s (“Mayer Hoffman”) resignation as the independent registered public accounting firm of St. Bernard had become effective.

The purpose of this Amendment No. 1 to the Original 8-K is to clarify that on the effective date of Mayer Hoffman’s resignation, there were no disagreements between St. Bernard and Mayer Hoffman on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to Mayer Hoffman’s satisfaction, would have caused Mayer Hoffman to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of St. Bernard.

Item 4.01	Changes in Registrant’s Certifying Accountant.

From October 15, 2007, the date on which Mayer Hoffman announced its resignation as the independent registered public accounting firm of St. Bernard, through November 19, 2007, the effective date of Mayer Hoffman’s resignation, there were no disagreements between St. Bernard and Mayer Hoffman on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to Mayer Hoffman’s satisfaction, would have caused Mayer Hoffman to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of St. Bernard.

St. Bernard has furnished a copy of the above disclosures to Mayer Hoffman and has requested that Mayer Hoffman furnish St. Bernard with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such a letter is attached to this Current Report on Form 8-K as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated December 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: December 5, 2007	By:	/s/ Vincent Rossi
Vincent Rossi
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated December 4, 2007.